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                                                                    Exhibit 10.3

[NAVISITE LOGO]

                    SEVERANCE AGREEMENT AND GENERAL RELEASE

                                                      April 30, 2003

Mr. Kevin Lo
15 Upton Street #4
Boston, MA 02118

Dear Kevin:

         In connection with your termination from NaviSite, Inc. (the "Company") effective April 25, 2003, you are eligible to receive the severance benefits described in the "Description of Separation Benefits" attached to this agreement as Attachment A if you sign and return this agreement to Pat Schoof, Vice President of Human Resources or Richard DeWaele, General Counsel on or before May 9, 2003. You have agreed to waive the 10 day notice period. By signing and returning this agreement, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 3.

         If you choose not to sign and return this agreement by May 9, 2003, you shall not receive Separation Benefits as described on Attachment A from the Company.

         The following numbered paragraphs set forth the terms and conditions that will apply if you timely sign and return this agreement:

1. TERMINATION DATE - Your effective date of termination from the Company is April 25, 2003 (the "Termination Date").

2. DESCRIPTION OF SEPARATION BENEFITS - The benefits paid to you if you timely sign and return this agreement are described in the "Description of Separation Benefits" attached as Attachment A (the "Separation Benefits").

3. RELEASE - You hereby agree that all rights under Section 1542 of the California Civil Code are hereby waived. Such section reads as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OF OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Notwithstanding the provisions of Section 1542 of the California Civil Code, and for the purpose of implementing a full and complete settlement and release, and in consideration of the payment of the Separation Benefits, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, and its legal representatives, assigns, predecessors, successors, affiliates, parent companies, subsidiaries, and related entities, and their past and present officers, directors, stockholders, fiduciaries, insurers, agents, and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including but not limited to all claims under or arising out of Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., Section 12101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. Section 701 et seq., the Family and Medical Leave Act, 29 U.S.C. Section 2601 et seq., the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. section 729, et seq., the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq.,

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         the California Fair Employment and Housing Act, Cal. Gov't Code Section
         12900 et seq., the California Family Rights Act, Cal. Gov't Code
         Section 12945.2, the California Labor Code, and the California Unruh Civil Rights Act, Cal. Civil Code Section 51 et seq., the Massachusetts Fair Employment Practices Act, M.G.L. c. 151B, Section 1 et seq., the Massachusetts Civil Rights Act, M.G.L. c. 12 Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93, Section 102 and M.G.L. c. 214, Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, Section 1 et seq., the Massachusetts Privacy Act, M.G.L. c. 214,
         Section 1B, and the Massachusetts Maternity Leave Act, M.G.L. c. 149,
         Section 105(d), all as amended; all common law claims, including but not limited to actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding). Further excepted from this promise not to sue are claims under the ADEA to the extent such an exception is required by law.

4. NON-DISCLOSURE - You acknowledge your obligation to keep confidential all non-public information concerning the Company which you acquired during the course of your employment with the Company, as stated more fully in the non-disclosure agreement you executed at the inception of your employment, which remains in full force and effect. You further acknowledge and reaffirm your obligations under the non-competition and/or non-solicitation agreement you previously executed for the benefit of the Company at the inception of your employment, which also remains in full force and effect.

5. RETURN OF COMPANY PROPERTY - You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (other than the cell phone which you were using immediately prior to your termination, which you will keep and assume all bills associated therewith) and other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those which you developed or helped to develop during your employment. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including but not limited to credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

6. NON-DISPARAGEMENT - You understand and agree that as a condition for payment to you of the consideration herein described, you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company's business affairs and financial condition.

7. AMENDMENT - This agreement shall be binding upon the parties and may not be modified in any manner, including but not limited to handwritten changes, deletions or additions of any kind, whether or not initialed by you. This agreement can only be modified by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

8. WAIVER OF RIGHTS - No delay or omission by the Company in exercising any right under this agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

9. VALIDITY - Should any provision of this agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this agreement.

10. CONFIDENTIALITY - You understand and agree that as a condition for payment to you of the consideration herein described, the terms and contents of this agreement and the contents of the negotiations and discussions resulting in

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         this agreement shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company.

11. NATURE OF AGREEMENT - You understand and agree that this agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company, or any other person.

12. ADDITIONAL EMPLOYEE ACKNOWLEDGMENTS - You acknowledge that once you have been paid the final pay check described in the attached letter you have received all wages and other compensation due and owing through the Termination Date and that you have been paid for any and all unused vacation which has accrued through the Termination Date.

13. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this agreement, and that you fully understand the meaning and intent of this agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this agreement with an attorney. You further state and represent that you have carefully read this agreement, including Attachment A, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

14. APPLICABLE LAW - This agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this agreement or the subject matter hereof.

15. ENTIRE AGREEMENT - This agreement along with Attachment A and the letter referenced herein and attached hereto contains and constitutes the entire understanding and agreement between the parties hereto with respect to your severance benefits and the settlement of claims against the Company. This agreement supersedes all previous oral and written negotiations, agreements, commitments, and writings in connection therewith excepting only the Executive Retention Agreement between you and the Company dated as of April 13, 2001, which shall remain in full force and effect according to its terms.

         If you have any questions about the matters covered in this agreement, please contact Human Resources.

                                          Very truly yours,

                                          NaviSite, Inc.

                                          By:  /s/ Richard DeWaele
                                              ----------------------------------

         I hereby agree to the terms and conditions set forth above and in the Description of Separation Benefits, attached hereto as Attachment A. I intend that this agreement, including Attachment A, become a binding agreement between me and the Company.

     /s/ Kevin Lo                                  Date        5/1/03
----------------------------------                     -------------------------
Kevin Lo

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                                  ATTACHMENT A

                       DESCRIPTION OF SEPARATION BENEFITS

The Company will pay you the equivalent of three (3) months of premium $1,000 for the same health benefits you had immediately prior to your termination, less all applicable state and federal taxes and payroll withholdings (the "Separation Benefits"). This Separation Benefits will be paid in one lump sum following the return of an executed copy of this agreement to the Company.

Initials of Kevin Lo:         K.L.                     Date:   5/1/03
                     ---------------------                  -------------

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[NAVISITE LOGO]

                            PERSONAL & CONFIDENTIAL

May 9, 2003

Mr. Kevin Lo
15 Upton Street #4
Boston, MA 02118

Dear Kevin:

This letter formalizes the agreement that Arthur Becker, CEO and President of NaviSite and you reached verbally during the week of April 21, 2003. You have agreed to waive the 10 day Notice of Termination as defined in the Agreement. Your official date of termination will be April 25, 2003. This letter will be submitted to the full Board of Directors for approval.

In gratitude for your service and as per the Executive Retention Agreement (the "Agreement") you signed in April 2001 the Company will pay you compensation pursuant to Section 3.1 (a) of the Agreement. Additionally, in exchange for your signing the Release of Claims attached hereto, the Company will pay you the equivalent of three (3) months of premiums ($1,000) (the "Separation Benefit") for the same health benefits you had immediately prior to your termination. Said Separation Benefit shall be paid in a lump sum on the eighth (8th) day after your execution of the Release of Claims. This Release of Claims contains important information. We urge you to review the document carefully and to feel free to ask any questions you may have or to consult with your own attorney. All questions should be directed to Pat Schoof, Vice President of Human Resources, at (415) 901 - 6508.

FINAL PAYCHECK:

You will receive your final paycheck on May 1, 2003. Your final paycheck will include pay through April 25, 2003, as well as any accrued but unused paid time off as of April 25, 2003. If you decide not to sign the Release of Claims, you will only receive your final paycheck, and the compensation described in the Agreement but not the Separation Benefit. If you do sign the Release of Claims, you will receive your Separation Benefits described herein and as set forth in the Release of Claims.

COBRA:

Your current health insurance benefits will continue until April 30, 2003, if you are currently enrolled in the health plan(s). Thereafter, beginning May 1, 2003, you will have the right to elect to continue your health insurance benefits pursuant to COBRA (a federal law that permits employer's to provide continuation of group health coverage to employees who would otherwise lose coverage). Cobra Serve, our COBRA administrator, will be sending you and your covered dependents important information regarding your right to continue health care coverage under the Company's group health plans in accordance with COBRA. If you do not receive a COBRA packet within 21 days of your termination date, please contact Human Resources as soon as possible. If you fail to make a timely COBRA election or fail to make timely payments once you elect COBRA, your COBRA coverage will stop and you will lose health coverage.

401(K)

If you participated in the 401(k) plan your contributions will cease as of your date of termination. You will receive a packet of information from Principal regarding your 401(k) plan.

EMPLOYEE PROPRIETARY INFORMATION AGREEMENT:

You will be expected to abide by the terms of the Employee Proprietary Information Agreement that you signed when you began your employment with the Company and to return all Company property and confidential and proprietary information by your termination date.

DEADLINE FOR SUBMISSION FOR SIGNED RELEASE OF CLAIMS:

In order to receive the Separation Benefits described herein, you must sign and return one copy of the attached Release of Claims on or before May 9, 2003. If the Company does not receive a copy of the Release of Claims signed by you on or before May 9, 2003, you will not receive any of the benefits provided by the Release of Claims.

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If you have any questions regarding the Release of Claims, we encourage you to seek legal assistance. Please forward the signed copy of your Release of Claims, via U.S. mail, in the enclosed envelope to the attention of Human Resources at NaviSite. 55 Francisco St. Suite 100, San Francisco, CA 94133 or Fax to (415) 901-6632.

Your work has been greatly appreciated. We wish you the best of luck in your future endeavors.

Sincerely,

/s/ Pat Schoof
Pat Schoof
NaviSite

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